SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  N/A

                            American Inflatables, Inc.
                            ----------------------
            (Exact name of registrant as specified in its charter)

     Delaware                      0-26943                     95-4702570
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     (State or other            (Commission                  (IRS Employer
     jurisdiction of            File Number)               Identification No.)
     incorporation)


           947 Newhall Street, Costa Mesa, CA                92627
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         (Address of principal executive offices)          (Zip Code)


   Registrant's telephone number, including area code:   (949)-515-1776

                             GLOBALOCK CORPORATION
                          860 Via de la Paz, Suite E-1
                           PACIFIC PALISADES, CA 90272
                            ---------------------------
                          (Former name and former address)




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ITEM 4.     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 4, 2000, American Inflatables, Inc., formerly known as Globalock, Corp. (the "Company") dismissed Weinberg & Company, P.A. (the "Former Auditor") as its independent auditor. The Former Auditor's audit reports on the Company's financial statements for the period from August 5, 1998 (date of inception) to October 31, 1998, included in the Company's Form 10-SB filed August 4 1999, and for the nine months ended September 30, 1999 and for the period from August 5, 1998 (date of inception) to September 30, 1999, which were included in the Company's Form 10-QSB, filed on December 1, 1999. The audit reports did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principals.

The decision to dismiss the Former Auditor was approved by the Company's Board of Directors. Consequently, following the approval of its Board of Directors, the Company informed the Former Auditor that the Company was dismissing the Former Auditor. On January 5, 2000, the Company engaged as its new independent auditor Siegel-Smith CPA's (the "New Auditor") to audit the Company's financial statements for the year ended December 31, 1999 and Can/Am
Marketing Group, LLC's financial statements for the years ended
December 31, 1999 and 1998.

There were no disagreements between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing, scope, or procedure. Prior to the engagement of the New Auditor, there were no consultations between the Company and the New Auditor relating to disclosable disagreements with the Former Auditor, how accounting principles would be applied by the New Auditor to a specific transaction, or the type of an opinion the New Auditor might render.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Inflatables, Inc.

Date:     April 5, 2000                           By:  /s/ Gregg Mulholland
                                                        -----------------------
                                                            Gregg Mulholland
                                                        Chief Executive Officer